UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2009

UTEK CORPORATION

(Exact name of registrant as specified in charter)

Delaware	814-00203	59-3603677
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2109 Palm Avenue

Tampa, FL 33605

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (813) 754-4330

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

UTEK Corporation (the “Company”) previously announced that Clifford M. Gross, Ph.D., retired from his position as Chief Executive Officer of the Company on March 1, 2009, following the conclusion of the term of the employment agreement, dated January 1, 2008, as amended on January 1, 2009 (the “Employment Agreement”), by and between the Company and Dr. Gross. On April 8, 2009, the Company entered into an agreement (the “Separation Agreement”) with Dr. Gross that materially modifies the benefits that Dr. Gross was entitled to receive pursuant to the Employment Agreement.

Pursuant to the terms of the Employment Agreement, upon his retirement, Dr. Gross was entitled to an immediate cash severance payment equal to the number of years Dr. Gross had worked for the Company times $100,000 per year, “grossed-up” to cover any tax liability on such severance payment. Dr. Gross was employed by the Company for 11.5 years. In addition, Dr. Gross had certain registration rights that would have required that the Company file a registration statement with the SEC to register the resale of the shares of the Company’s common stock held by Dr. Gross. However, on April 8, 2009, Dr. Gross agreed to entirely forego the aforementioned benefits and, in lieu thereof, entered into the Separation Agreement.

Pursuant to the Separation Agreement, the Company will immediately pay Dr. Gross $600,000 and cover his tax liabilities with respect to such payment. In addition, the Company will issue to Dr. Gross a $550,000 promissory note. The promissory note will not bear any interest and will be due and payable on March 1, 2010. Pursuant to the terms of the promissory note, the Company may elect to transfer certain equity interests in one of its portfolio companies, which owns real estate located in Florida, to Dr. Gross in lieu of making the $550,000 cash payment upon maturity of the promissory note.

Further, Dr. Gross will have certain “tag-along rights,” which will allow Dr. Gross to sell the shares of the Company’s common stock held by him along with the Company at any time that the Company sells any shares of its common stock in a transaction registered pursuant to certain registration statements filed with the SEC under the Securities Act of 1933. Dr. Gross may sell up to 5% of the shares that are sold in any such transaction. Dr. Gross will only have such “tag-along rights” as long as he beneficially owns more than 10% of the outstanding shares of the Company’s common stock.

In consideration of the benefits provided under the Separation Agreement, Dr. Gross has also agreed to protect the Company’s confidential or secret information and not to compete with the Company for a period of twelve months after the date of his March 1, 2009 retirement.

A copy of the Separation Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

Exhibit No.	Description
10.1	Separation Agreement with Clifford M. Gross, Ph.D. dated April 8, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTEK CORPORATION

Date: April 13, 2009	By:	/s/ Carole R. Wright
	Name:	Carole R. Wright
	Title:	Chief Financial Officer